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                                                                    EXHIBIT 99.3

                         SHURGARD STORAGE CENTERS, INC.

                 LETTER TO DEPOSITORY TRUST COMPANY PARTICIPANTS
                          FOR TENDER OF ALL OUTSTANDING

                              7.75% NOTES DUE 2011
                                 IN EXCHANGE FOR
                         REGISTERED 7.75% NOTES DUE 2011

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________ __,
2001, UNLESS EXTENDED (THE "EXPIRATION DATE"). NOTES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON
THE EXPIRATION DATE.
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To Depository Trust Company Participants:

        We are enclosing a prospectus dated ________ __, 2001 of Shurgard Storage Centers, Inc.. (the "Company") and the related letter of transmittal. These two documents constitute the Company's offer to exchange its 7.75% Notes due 2011 (the "Exchange Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 7.75% Notes due 2011 (the "Original Notes") (the "Exchange Offer"). Additionally, we have included a notice of guaranteed delivery and a letter that may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

        We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

        The Exchange Offer for Original Notes is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

        Pursuant to the letter of transmittal, each holder of Original Notes will represent to the Company that (i) any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) such person does not have an arrangement or understanding with any person to participate in the distribution of the Original Notes or the Exchange Notes within the meaning of the Securities Act and (iii) such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, each holder of Original Notes will represent to the Company that
(i) if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and (ii) if such person is


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a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The enclosed Letter to Clients contains an authorization by the beneficial owners of the Original Notes for you to make the foregoing representations.

        The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Original Notes to it, except as otherwise provided in Instruction 7 of the enclosed letter of transmittal.

        Additional copies of the enclosed material may be obtained from the undersigned.

                                            Very truly yours,

                                            LASALLE BANK, N.A.

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